QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 16, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OM Asset Management plc
(Exact name of each registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	6282 (Primary Standard Industrial Classification Code Number)	98-1179929 (IRS Employer Identification Number)

5th Floor, Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Stephen H. Belgrad
Chief Financial Officer
c/o Old Mutual (US) Holdings Inc.
200 Clarendon Street, 53rd Floor
Boston, Massachusetts 02116
(617) 369-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Floyd I. Wittlin Christina E. Melendi Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 (212) 309-6000	Paul D. Tropp Freshfields Bruckhaus Deringer US LLP 601 Lexington Avenue New York, New York 10022 (212) 277-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-204799

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)

Ordinary shares, $0.001 nominal value	2,645,000	$17.50	$46,287,500	$5,379

(1)
Includes shares subject to the underwriters' option to purchase additional shares.

(2)
In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-204799), as amended is hereby registered.

(3)
Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

          This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

 EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

        This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by OM Asset Management plc (the "Registrant"). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant's Registration Statement on Form S-1 (File No. 333-204799), as amended, which was declared effective by the Commission on June 16, 2015 (the "Prior Registration Statement").

        The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 16th day of June, 2015.

OM ASSET MANAGEMENT PLC
By:	/s/ PETER L. BAIN Peter L. Bain President, Chief Executive Officer and Director (Principal Executive Officer)
By:	/s/ STEPHEN H. BELGRAD Stephen H. Belgrad Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

* Julian Roberts	Chairman of the Board	June 16, 2015
/s/ PETER L. BAIN Peter L. Bain	President, Chief Executive Officer and Director (Principal Executive Officer)	June 16, 2015
/s/ STEPHEN H. BELGRAD Stephen H. Belgrad	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 16, 2015
* Donald J. Schneider	Director	June 16, 2015
* Ian D. Gladman	Director	June 16, 2015
* Kyle Prechtl Legg	Director	June 16, 2015
* James J. Ritchie	Director	June 16, 2015

Name	Position	Date

* John D. Rogers	Director	June 16, 2015
/s/ STEPHEN H. BELGRAD Stephen H. Belgrad	Authorized Representative in the United States	June 16, 2015

*By:	/s/ STEPHEN H. BELGRAD Stephen H. Belgrad as attorney-in-fact

 EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of KPMG LLP.
23.2	Consent of Morgan, Lewis & Bockius LLP.
24	Power of Attorney (included in the signature page to the Prior Registration Statement).

QuickLinks

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX